                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Materials Pursuant to Section 240.1a-11(c) or
         Section 240.1a-12

                                Micrografx, Inc.
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                (Name of Registrant as Specified in its Charter)

                                Micrografx, Inc.
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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14-60)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                                MICROGRAFX, INC.
                                1303 E. ARAPAHO
                            RICHARDSON, TEXAS 75081

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 7, 1996

To the Shareholders of
Micrografx, Inc.:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of Micrografx, Inc. (the "Company") will be held at the Westin Hotel, 13340 Dallas Parkway, Dallas, Texas 75240, on the 7th day of November, 1996, at 10:00 a.m. (local time) for the following purposes:

          1. The election of six (6) directors to hold office until the next annual election of directors by shareholders or until their respective successors shall have been duly elected and shall have qualified;

          2. A proposal to approve an amendment to the Micrografx, Inc. 1995 Director Stock Option Plan increasing the number of shares subject to options annually granted under the 1995 Director Stock Option Plan to the Company's non-employee directors from 3,000 to 7,500 option shares;

          3. The ratification of the appointment by the Board of Directors of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending June 30, 1997; and

          4. The transacting of any and all other business that may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on September 16, 1996, as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of, and to vote at, such meeting or any adjournments thereof. Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at such meeting. The stock transfer books will be available for inspection at the meeting.

     You are cordially invited to the meeting; however, regardless of whether you expect to attend the meeting in person, you are urged to promptly sign, date and mail the enclosed form of proxy so that your shares of stock may be represented and voted at the meeting. Your proxy will be returned to you if you should be present at the meeting and should request such return in the manner provided for revocation of proxy on the initial page of the enclosed Proxy Statement.

                                            By Order of the Board of Directors

                                            J. Paul Grayson
                                            Chairman of the Board

October 1, 1996

                                MICROGRAFX, INC.
                                1303 E. ARAPAHO
                            RICHARDSON, TEXAS 75081

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD NOVEMBER 7, 1996

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of Micrografx, Inc., a Texas corporation (the "Company" or "Micrografx"), to be voted at the 1996 Annual Meeting of Shareholders of Micrografx to be held on November 7, 1996 (the "Annual Meeting"), at the time and place, and for the purposes, set forth in the accompanying Notice of Annual Meeting, and at any adjournment(s) of that meeting. WHEN PROXIES IN THE ACCOMPANYING FORM ARE PROPERLY EXECUTED AND RECEIVED, THE SHARES REPRESENTED THEREBY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTIONS NOTED THEREON; IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED HEREIN AND IN FAVOR OF THE OTHER PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE MEETING.

     Each shareholder of the Company giving a proxy has the unconditional right to revoke his proxy at any time prior to its exercise either in person at the Annual Meeting or by giving written notice to the Company addressed as follows:
1303 E. Arapaho, Richardson, Texas 75081, Attention: Chairman of the Board. No revocation by written notice shall be effective unless and until such notice has been received by the Chairman of the Board of the Company prior to the day of the Annual Meeting or by the inspector(s) of elections at the Annual Meeting.

     The principal executive offices of the Company are located at 1303 E. Arapaho, Richardson, Texas 75081.

     This Proxy Statement and accompanying form of proxy are being mailed to the Company's shareholders on or about October 1, 1996. The Company's Annual Report to Shareholders covering the Company's fiscal year ended June 30, 1996, is being mailed to shareholders together with this Proxy Statement but does not form any part of the materials for solicitation of proxies.

     In addition to the solicitation of proxies by use of the mail and through this Proxy Statement, directors, officers and regular employees of the Company may solicit the return of proxies, either by mail, personal contact, telephone, telecopy or telegraph. Officers and employees of the Company will not be additionally compensated for their solicitation efforts but will be reimbursed for any out-of-pocket expenses incurred. The Company has also retained Corporate Investor Communications, Inc. to assist the Company in the solicitation of proxies from shareholders and will pay such firm a fee of $3,750 for its services and will reimburse such firm for any of its out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with shares registered in their names, to forward solicitation materials to the beneficial owners of such shares.

     All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.

                            PURPOSES OF THE MEETING

     At the Annual Meeting, the Company's shareholders will be asked to consider and act upon the following matters:

1. The election of six (6) directors to hold office until the next annual election of directors by shareholders or until their respective successors shall have been duly elected and shall have qualified;

2. A proposal to approve an amendment to the Micrografx, Inc. 1995 Director Stock Option Plan (the "1995 Director Plan") increasing the number of shares subject to options annually granted under the 1995 Director Plan to the Company's non-employee directors from 3,000 to 7,500 option shares;

3. The ratification of the appointment by the Board of Directors of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending June 30, 1997; and

4. The transacting of any and all other business that may properly come before the meeting or any adjournment(s) thereof.

                               QUORUM AND VOTING

     The identity of shareholders entitled to receive notice of and to vote at the Annual Meeting and the number of votes allotted to each shareholder were determined as of the close of business on September 16, 1996 (the "Record Date"). On the Record Date, there were issued and outstanding 10,206,823 shares of common stock, par value $.01 per share (the "Common Stock").

     Each shareholder as of the Record Date will be entitled to one vote per share of Common Stock held on each matter acted upon at the meeting. Neither the Articles of Incorporation nor the Bylaws of the Company provide for cumulative voting rights. The presence, in person or by proxy, of the holders of at least a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business at the Annual Meeting. Abstentions may be specified on all matters proposed, other than the election of directors. Abstentions and broker non-votes will be considered present at the meeting and will be counted towards determining whether a quorum is present. A broker non-vote occurs where a registered broker holding customer securities in street name has not received voting instructions from the beneficial owner regarding any "non-routine" matter as so designated by that broker's self-regulatory organization.

     Assuming the presence of a quorum, (i) the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the meeting is required for the election of the directors; and (ii) the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for the approval of all other matters. Abstentions on a particular matter (other than the election of directors) will not be counted as votes cast in the affirmative and will therefore have the same effect as a vote against a particular matter because each proposal (other than the election of directors) requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting entitled to vote. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will have no impact on the outcome of the voting on the election of directors or any other proposal.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     The Bylaws of the Company provide that the Board of Directors shall be composed of not less than five but not more than nine directors. Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the following named nominees for the offices of directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors shall have been duly elected and shall have qualified. Each of the nominees is presently a director of the Company.

                                               SERVED AS                 PRESENT OFFICE(S)
              NOMINEE                AGE     DIRECTOR SINCE             HELD IN MICROGRAFX
-----------------------------------  ---     --------------     -----------------------------------
J. Paul Grayson....................  46           1984          Chairman of the Board of Directors
1303 E. Arapaho                                                 and Chief Executive Officer
Richardson, Texas 75081
Eugene P. Beard....................  61           1993          Director
1271 Avenue of the Americas
New York, NY 10020
David S. Gergacz...................  47           1994          Director
201 East Fourth Street
Cincinnati, OH 45202
Robert Kamerschen..................  60           1993          Director
One Univac Lane
Windsor, CT 06095-2668
Seymour Merrin.....................  65           1990          Director
2275 E. Bayshore Road
Palo Alto, California 94303
Robert S. Miller...................  59           1993          Director
99 Meadowbrook Road
Randolph, NJ 07869

     The following is a brief account of the business experience, during the past five years, of each nominee for director of the Company.

     J. Paul Grayson is co-founder of the Company and has served as the Chairman of the Board of Directors since the Company's predecessor partnership was incorporated in March 1984. Prior to founding the Company, he was a software consultant with Peat, Marwick, Mitchell & Co. from 1980 to 1983.

     Seymour Merrin has been a director of the Company since February 1990. Since 1988, he has served as president of Merrin Information Services, Inc., an information service that provides information and consulting to retail computer software businesses.

     Robert Kamerschen has been a director of the Company since April 1993. He has served as Chairman (since January 1989), Chief Executive Officer and a director of ADVO, Inc., a company principally involved in direct mail advertising, since November 1988. He is also a director of MECA Software, Inc. and Playboy Enterprises, Inc.

     Robert S. Miller has been a director of the Company since April 1993. He is an independent organizational consultant who consults with rapidly developing high technology companies. Mr. Miller founded Robert S. Miller Associates on July 1, 1985, and since that time has rendered consulting services to a variety of software development, hardware manufacturing, computing services and information technology publishing companies.

     Eugene P. Beard has been a director of the Company since July 1993. He has served as a director (since 1982) and as Vice Chairman of Finance and Operations (since September 1995) of The Interpublic Group of

Companies, Inc., an organization of global advertising agencies, with which he has been associated since 1980. He is also a director of All American Communications and Brown Brothers 59 Wall Street Fund.

     David S. Gergacz has been a director of the Company since November 1994. Mr. Gergacz has served as Chief Executive Officer of Cincinnati Bell since September 1, 1995. From April 1993 to August 1995, he was President and Chief Executive Officer of Rogers Cantel Mobil Communications Inc., a leader in mobile communications that owns and operates Canada's only nationally licensed cellular company and provides paging and data communication services. From 1990 to 1993, he was President and Chief Executive Officer of Boston Technology, a manufacturer of advanced hardware and software for the telecommunications industry. He is also a director of Brite Voice Systems, Inc. and the Cellular Telecommunications Industry Association (CTIA).

     As of June 30, 1996, (i) there were no family relationships between any of the officers and directors of the Company and (ii) there were no agreements whereby any shareholder or group of shareholders is entitled to representation on the Board of Directors of the Company.

     The Board of Directors does not contemplate that any of the nominees for director named above will refuse or be unable to accept election as a director of the Company, or be unable to serve as director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by management, unless they are directed in the proxy to do otherwise.

     The Board of Directors has a standing Audit Committee chaired by Eugene P. Beard. During the fiscal year ended June 30, 1996, the Audit Committee was composed of Messrs. Beard, Robert S. Miller and Robert Kamerschen. The Audit Committee is responsible for consulting with the independent public accountants for the Company with regard to the adequacy of internal controls and the plan of audit, as well as reviewing the audit report and management letter and matters concerning financial reporting, accounting and audit procedures and policies generally. The Audit Committee held five meetings during the fiscal year ended June 30, 1996. No member of the Audit Committee attended fewer than 80% of the meetings.

     The Board of Directors has a standing Stock Option Committee. During the fiscal year ended June 30, 1996, the Stock Option Committee was composed of Messrs. Eugene P. Beard, Robert Kamerschen, Seymour Merrin, Robert S. Miller and David S. Gergacz. The Stock Option Committee is responsible for administering the Company's Incentive and Nonstatutory Stock Option Plan (the "Stock Option Plan"). The Stock Option Committee held four meetings during the fiscal year ended June 30, 1996. No member of the Stock Option Committee attended fewer than 75% of the meetings.

     The Board of Directors has a standing Executive Compensation Committee chaired by Robert Kamerschen. The Compensation Committee is composed of Messrs. Kamerschen, Eugene P. Beard, Seymour Merrin, Robert S. Miller and David S. Gergacz. For information on the Compensation Committee see "Report of Compensation Committee and Stock Option Committee on Executive Compensation". The Compensation Committee also held four meetings in conjunction with the Stock Option Committee and no member attended fewer than 75% of the meetings.

     The Board of Directors held seven meetings during the fiscal year ended June 30, 1996. Various matters were approved during the last fiscal year by unanimous written consent of the Board of Directors. During the fiscal year ended June 30, 1996, no director attended fewer then 85% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each director served.

     Each director who is not an employee of the Company (currently five persons) receives an annual retainer of $20,000 and a fee of $1,000 for each meeting of the Board of Directors and each meeting of a committee of the Board of Directors attended. All directors are reimbursed for travel and other expenses incurred in attending such meetings. In addition, each committee chairperson receives an annual fee of $3,000.

     All directors, with the exception of Mr. Grayson, are eligible to participate in the 1995 Director Plan. Under the 1995 Director Plan, each non-employee director received, upon the approval of such plan, an option for a number of shares equal to the difference between 23,000 and the number of shares of Common Stock subject to outstanding options held by such director and previously granted under the Stock Option Plan. In addition, subject to approval of the Director Plan Amendment (as defined below under "Proposal to Approve an Amendment to the Micrografx, Inc. 1995 Director Stock Option Plan"), the 1995 Director Plan provides that on each October 1, beginning on October 1, 1996, each eligible director will be entitled to receive an option for 7,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Each option granted under the 1995 Director Plan becomes exercisable at the rate of 25% per year commencing on the first anniversary of the date of grant. During the fiscal year ended June 30, 1996, upon approval of the 1995 Director Plan, each such director received an initial grant of options covering 3,000 shares of Common Stock (except for Eugene Beard, who received an initial grant of options covering 11,000 shares of Common Stock) with an exercise price of $8.375 per share, and each such non-employee director will receive an option to purchase 7,500 shares with an exercise price per share equal to the closing price of the Company's stock as of October 1, 1996, pursuant to the terms of the 1995 Director Plan, subject to shareholder approval of the Director Plan Amendment at the 1996 Annual Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of SEC Regulation S-K. No member of the Compensation Committee served on the compensation committee, or as a director, of another corporation, one of whose directors or executive officers served on the Compensation Committee of or whose executive officers served on the Company's Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended June 30, 1996, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except for Form 5 filings that were belatedly filed with respect to David S. Gergacz and Robert Kamerschen, each reporting one transaction.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

                      PROPOSAL TO APPROVE AN AMENDMENT TO
              THE MICROGRAFX, INC. 1995 DIRECTOR STOCK OPTION PLAN
                                    (ITEM 2)

     On July 17, 1996, the Board of Directors adopted an amendment to the 1995 Director Plan to increase the annual grant of options to Eligible Directors (as defined below) from 3,000 to 7,500 shares of Common Stock (the "Director Plan Amendment").

     Specifically, as approved by the shareholders at the Company's 1995 Annual Meeting, the 1995 Director Plan provides for annual grants to the Company's nonemployee directors, beginning on October 1, 1996, and each year thereafter, during the term of the plan, of options to purchase 3,000 shares of Common Stock. The Director Plan Amendment provides for the increase of the number of shares subject to the annual grants from 3,000 to 7,500 shares effective as of October 1, 1996. The remaining provisions of the 1995 Director Plan will not be changed by the proposed amendment.

     The Board of Directors believes that the effect of the Director Plan Amendment will be to enhance the 1995 Director Plan as a useful stock-related benefit program for attracting and retaining non-employee directors and to provide additional incentive to promote the success of the Company, thereby continuing the purpose of the 1995 Director Plan. The Company has previously registered 300,000 shares of Common Stock issuable pursuant to the 1995 Director Plan under the Securities Act of 1933, as amended (the "Securities Act").

     The Director Plan Amendment requires the approval of the shareholders of the Company pursuant to the terms of the 1995 Director Plan. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the meeting in person or by proxy is necessary to adopt the Director Plan Amendment. Proxies will be voted for or against such approval in accordance with the specifications marked thereon and, if no specification is made, will be voted in favor of such approval.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE MICROGRAFX, INC. 1995 DIRECTOR STOCK OPTION PLAN.

     A summary of the principal provisions of the 1995 Director Plan, as amended by the Board of Directors on July 17, 1996, is set forth below.

     Purposes. The purpose of the 1995 Director Plan is to encourage ownership in the Company by nonemployee directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company. Accordingly, the 1995 Director Plan provides that the Company shall grant to members of its Board of Directors that are not employees of the Company (each, an "Optionee") the option (each, an "Option") to purchase shares of the Company's Common Stock, described below under "Terms, Conditions and Form of Options."

     Administration. The Board of Directors of the Company supervises and administers the 1995 Director Plan. However, grants of Options under the 1995 Director Plan and the amount and nature of the awards to be granted are effective automatically in accordance with the terms and provisions of the 1995 Director Plan without further action by the Board of Directors. All questions of interpretation of the 1995 Director Plan or of any Options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the 1995 Director Plan.

     Participation in the Plan. Members of the Board of Directors who are not employees of the Company or any subsidiary of the Company are eligible to participate in the 1995 Director Plan ("Eligible Directors"). As of the date of this Proxy Statement, all of the Company's directors, with the exception of J. Paul Grayson, are Eligible Directors.

     Shares Subject to the Plan. The 1995 Director Plan provides that the maximum number of shares that may be issued under the plan is 300,000 shares of Common Stock, subject to adjustment as provided in the plan for stock splits, recapitalizations and other events resulting in an adjustment of the Company's outstanding Common Stock. See "Changes in Common Stock." If any outstanding Option under the 1995 Director Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such Option shall again become available for grant pursuant to the 1995 Director Plan.

     All Options granted under the 1995 Director Plan are intended to be nonstatutory Options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     Terms, Conditions and Form of Options. Each Option granted under the 1995 Director Plan is to be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

     Option Grants

          i) Upon approval of the 1995 Director Plan at the 1995 Annual Meeting, each Eligible Director was granted an Option for a number of shares of Common Stock that was equal to the difference between 23,000 and the number of shares of Common Stock subject to outstanding Options granted under the Company's Stock Option Plan held by the Eligible Director in question, with a grant date ("Date of Grant") of July 21, 1995, which was the date the 1995 Director Plan was adopted by the Board of Directors (the "Effective Date"). Based upon this formula, each Eligible Director received an Option having an exercise price of $8.375 covering 3,000 shares, except Eugene Beard, who received an Option having an exercise price of $8.375 covering 11,000 shares.

          ii) On each October 1, beginning with an October 1, 1996 Date of Grant, the Board of Directors shall grant each person who is an Eligible Director on such Date of Grant an Option for 3,000 shares of Common Stock. If the Director Plan Amendment is approved at the Annual Meeting, such annual grant of Options will be increased to 7,500 shares of Common Stock, beginning with the October 1, 1996 Date of Grant.

          iii) In addition to the above Options, each person who becomes an Eligible Director subsequent to the Effective Date shall be granted an Option, with a Date of Grant five business days after he becomes an Eligible Director, for 20,000 shares of Common Stock.

     Option Exercise Price. The exercise price per share for each Option shall equal the last reported sale price per share of Common Stock on the NASDAQ National Market System (or, if the Company is traded on another nationally recognized securities exchange on the Date of Grant, the reported closing sales price per share of the Common Stock by such exchange) on the Date of Grant (or, if no such price is reported on such Date of Grant, such price as reported on the nearest preceding day).

     Options Non-Transferable. Each Option granted under the 1995 Director Plan by its terms is not transferable by the Optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the Optionee only by him. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     Exercise Period. Each Option granted under the 1995 Director Plan becomes exercisable, in whole or in part, and cumulatively, in 25% increments on each anniversary of the Date of Grant, and, if not previously exercised or expired, shall automatically expire on the earlier of (i) the date on which the Optionee no longer is an Eligible Director except by reason of becoming an employee of the Company or death, and in the case of the death of an Eligible Director, the person to whom his rights under the Option are transferred by will, or by laws of descent and distribution, shall have the same rights hereunder as the Eligible Director but only until the first anniversary of the Eligible Director's date of death, and (ii) the fifth anniversary of the Date of Grant.

     Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by payment in cash of the full consideration for the shares to be exercised.

     Effective Date. The 1995 Director Plan became effective on July 21, 1995. The Director Plan Amendment was adopted by the Board of Directors on July 17, 1996, but such adoption is conditional upon the approval of the Director Plan Amendment by the shareholders of the Company. To this end, the shareholders are to act upon the Director Plan Amendment at this Annual Meeting.

     No right to Continue as Director; No Shareholders' Rights for Options. The 1995 Director Plan provides that neither the 1995 Director Plan, nor the granting of an Option nor any other action taken pursuant to the 1995 Director Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time. The 1995 Director Plan further provides that an

Optionee shall have no rights as a shareholder with respect to the shares covered by his Option until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided below under "Changes in Common Stock") for which the record date is prior to the date such certificate is issued.

     Changes in Common Stock. The 1995 Director Plan provides that if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the 1995 Director Plan, (ii) the number and kind of shares or other securities subject to then outstanding Options under the 1995 Director Plan and (iii) the price for each share subject to any then outstanding Options under the 1995 Director Plan, without changing the aggregate purchase price as to which such Options remain exercisable. No fractional shares will be issued under the 1995 Director Plan on account of any such adjustments.

     The 1995 Director Plan also provides that in the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the shareholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, the Board of Directors, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding Options, either (i) provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the Optionees, provide that all unexercised Options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidation unless exercised by the Optionee within a specified number of days following the date of such notice.

     Amendment of the Plan. The Board of Directors may suspend or discontinue the 1995 Director Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders of the Company no revision or amendment shall increase the number of shares that may be issued under the 1995 Director Plan (except as provided above under "Changes in Common Stock"), change the designation of the class of directors eligible to receive Options under the 1995 Director Plan, materially increase the benefits accruing to participants under the 1995 Director Plan or extend the term of the 1995 Director Plan. The 1995 Director Plan may not be amended more than once in any six-month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     Certain Federal Income Tax Consequences. The following discussion of the federal income tax consequences of participation in the 1995 Director Plan is only a summary, does not purport to be complete and does not cover, among other things, state and local tax treatment of participation in the 1995 Director Plan. Furthermore, differences in individual Optionees' financial situations may cause federal, state and local income tax consequences of participation in the 1995 Director Plan to vary.

     All Options are intended to be non-statutory options not entitled for the special tax treatment under Section 422 of the Code. As such, an Optionee will not recognize any income upon the grant of an Option. Upon exercise of an Option, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price must be treated as ordinary income received by the Optionee. Thus, an Optionee would be subject to taxation at the time an Option is exercised.

     The Company generally will be entitled to deduct the amount that the Optionee is required to treat as ordinary income in the Company's taxable year that ends with or within the taxable year in which the Optionee recognizes such income, to the extent such amount constitutes an ordinary and necessary business expense and is not disallowed under section 162(m).

     Upon a taxable disposition of shares of Common Stock acquired through the exercise of an Option, any amount received by the Optionee in excess of the sum of (i) the exercise price and (ii) any amount includable in income with respect to the exercise of such Option, will generally be treated as long-term or short-term capital gain, depending upon the holding period of the shares. To qualify for long-term capital gain or loss treatment, shares of Common Stock must have been held for more than 12 months as a capital asset. The maximum federal income tax rate applicable to individuals for long-term capital gain is currently 28%. If, upon disposition, the Optionee receives an amount that is less than the fair market value of the shares on the exercise date, the loss will generally be treated as a long or short-term capital loss, depending upon the holding period of the shares.

                       PROPOSAL TO RATIFY APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 3)

     The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to be the principal independent auditors of the Company and to audit its consolidated financial statements for the fiscal year ending June 30, 1997. Arthur Andersen LLP served as the Company's independent public accountants for the fiscal year ended June 30, 1996, and has reported on the Company's consolidated financial statements. Representatives of the firm will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     Although shareholder ratification is not required for the selection of Arthur Andersen LLP, since the Board of Directors has the responsibility for the selection of the Company's independent auditors and such ratification will not obligate the Company to continue the services of such firm, the Board of Directors is submitting the selection for ratification with a view towards soliciting the shareholders' opinion thereon, which may be taken into consideration in future deliberations. If the appointment is not ratified, the Board of Directors must then determine whether to appoint other auditors before the end of the current fiscal year, and in such case, shareholders' opinions would be taken into consideration.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1997.

                           PRINCIPAL SHAREHOLDERS AND
                         STOCK OWNERSHIP OF MANAGEMENT

     The following table and notes thereto set forth certain information with respect to beneficial ownership of the Company's Common Stock as of September 1, 1996 by (i) each person known by the Company to own beneficially more than 5% of the presently outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company's current and former executive officers named in the Summary Compensation Table, and (iv) the present directors and executive officers of the Company as a group. The address of each person listed below is 1303 E. Arapaho, Richardson, Texas 75081.

                                                                                PERCENT OF
                                                          COMMON STOCK         OUTSTANDING
                                                          BENEFICIALLY            COMMON
                            NAME                             OWNED               STOCK(1)
    ----------------------------------------------------  ------------         ------------
    J. Paul Grayson.....................................      698,579(2)            6.85%
    Eugene P. Beard.....................................       86,750(3)           *
    Seymour Merrin......................................        5,250(4)           *
    Robert Kamerschen...................................       21,750(5)           *
    Robert S. Miller....................................       10,400(6)           *
    David S. Gergacz....................................       10,750(7)           *
    Herman DeLatte......................................       53,942(8)           *
    Gregory A. Peters...................................       48,746(9)           *
    Grant D. Wickes.....................................        7,059              *
    John E. Dearborn....................................       10,973(10)          *
    All executive officers and directors as a group
      (13 persons)......................................    1,027,000(11)          10.07%

---------------

  *  Represents less than 1% of the outstanding Common Stock.

 (1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. The percentages are based upon 10,198,400 shares outstanding as of September 1, 1996, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties who hold options that are presently exercisable or exercisable within 60 days of June 30, 1996, are based upon the sum of 10,198,400 shares plus the number of shares subject to options that are presently exercisable or exercisable within 60 days of June 30, 1996, held by each of them respectively, as indicated in the following notes.

 (2) Includes 153,238 shares owned by The J. Paul Grayson Foundation, a charitable foundation, over which Mr. Grayson shares voting and investment power. Also includes 10,752 shares held by Mr. Grayson's children and 43,903 shares held by Mr. Grayson's spouse. Does not include 33,250 shares held by the James Paul Grayson Irrevocable Trust for the benefit of Mr. Grayson's children, over which Mr. Grayson has no voting or investment power. Mr. Grayson disclaims beneficial ownership of such shares.

 (3) Consists of 75,000 shares held directly by Mr. Beard and 11,750 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days.

 (4) Consists of 1,500 shares held directly by Mr. Merrin and 3,750 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days.

 (5) Consists of 3,000 shares held directly by Mr. Kamerschen and 18,750 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days.

 (6) Consists of 8,750 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days and 1,650 shares held by the Robert Miller Associates Pension Fund over which Mr. Miller shares voting and investment power.

 (7) Consists of 10,750 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days.

 (8) Consists of 49,467 shares held directly by Mr. DeLatte and 4,475 shares subject to stock options or restricted stock rights that are presently exercisable or that are exercisable within the next 60 days.

 (9) Consists of 44,080 shares held directly by Mr. Peters and 4,666 shares subject to stock options or restricted stock rights that are presently exercisable or that are exercisable within the next 60 days. Mr. Peters left the employ of the Company on September 30, 1996.

(10) Consists of 9,723 shares held directly by Mr. Dearborn and 1,250 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days.

(11) Includes 86,330 shares subject to stock options and restricted stock rights that are presently exercisable or that are exercisable within the next 60 days.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers, during fiscal years ended June 30, 1996 and 1995, the year ended March 31, 1994 and the three-month transition period ended June 30, 1994 reflecting the change of fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                        ------------------------------
                                          ANNUAL COMPENSATION
                          YEAR    -----------------------------------          AWARDS          PAYOUTS
                         ENDING                             OTHER       --------------------   -------
                          6/30                              ANNUAL      RESTRICTED   OPTIONS/             ALL OTHER
       NAME AND            OR      SALARY       BONUS    COMPENSATION     STOCK       SARS      LTIP     COMPENSATION
  PRINCIPAL POSITION     3/31*     ($)(1)        ($)         ($)          ($)(2)     (#)(2)      ($)        ($)(3)
-----------------------  ------   --------     -------   ------------   ----------   -------   -------   ------------
J. Paul Grayson........   1996    $222,116                                           40,000      N/A       $  4,300
  Chairman of the         1995     121,509(4)       --           --            --        --      N/A          1,382
  Board, Chief            3-mo      19,375(4)       --           --            --        --      N/A             52
  Executive Officer       1994     153,313(4)       --           --            --        --      N/A            225

Herman DeLatte(5)......   1996     238,340     $91,943           --            --    20,000      N/A         21,505
  Chief Operating         1995     219,066      86,430           --            --    20,000      N/A         21,505
  Officer                 3-mo      43,078      10,632           --            --    74,500      N/A          4,833
                          1994     168,000      53,000           --      $ 20,700    15,500      N/A         18,848

Gregory A. Peters......   1996     148,846      57,810           --            --    25,000      N/A          3,758
  Chief Financial         1995     132,423      37,674           --            --    10,000      N/A          2,551
  Officer and             3-mo      30,442      30,000           --            --    72,000      N/A            907
  Treasurer               1994      98,294      15,000           --         5,736     8,000      N/A          1,356

Grant D. Wickes........   1996     129,481      38,588           --            --        --      N/A          2,796
  Vice President          1995     104,961      17,754           --            --    20,000      N/A          1,841
  Intercontinental        3-mo      24,093(6)       --           --            --    24,375      N/A            361
  Sales                   1994      86,547(6)      760           --            --     2,500      N/A          1,337

John E. Dearborn.......   1996     117,692      51,608           --            --    20,000      N/A          3,168
  Vice President,         1995      95,242      42,900           --            --        --      N/A          1,838
  General                 3-mo      35,139(7)    2,550           --            --    20,000      N/A            565
  Manager, U.S.           1994     120,542(7)       --           --            --     4,000      N/A          1,914


---------------

 * The Company changed its fiscal year from March 31 to June 30 effective May 1994.

(1) Includes amounts of base salary deferred at the election of the executive pursuant to the Company's 401(k) Savings Plan, a defined contribution plan.

(2) The values set forth above for restricted stock awards are as of 12/20/93, the date of grant of such restricted stock. The number of shares held and their values on June 30, 1996 were as follows: Mr. Grayson -0- shares valued at $0, Mr. DeLatte 2,400 shares valued at $20,100, Mr. Peters 665 shares valued at $5,569. The June 30, 1996 values are based on the June 30, 1996 closing market stock price of $14.625 and do not take into account any diminution of value attributable to the restrictions on such shares. Restrictions on restricted stock awards may lapse at the end of 3 years based upon a comparison of the Company's return on equity performance over the 3 year period versus a peer group of similarly situated companies. Restricted shares are eligible for the payment of dividends, however, the Company has never declared a dividend. The Stock Option Plan authorizes the issuance of SARs but no SARs were issued by the Company as of June 30, 1996.

(3) All Other Compensation includes the following (i) Company contributions in fiscal 1996 in the following amounts to match amounts deferred pursuant to the Company's 401(k) Savings Plan: Mr. Grayson $4,300, Mr. Peters $3,758, Mr. Dearborn $3,168, Mr. Wickes $2,796, and (ii) a car allowance of $21,505 paid to Mr. DeLatte.

(4) Includes payments of approximately $159,084 in fiscal 1993, $140,313 in fiscal 1994, $15,875 in the 3-month period ended June 30 and $29,394 in fiscal 1995 to Mr. Grayson by the Company for shares of Common Stock sold to the Company to fund a Restricted Stock Purchase Plan for the benefit of David R. Henkel, the former Director, Executive Vice President, Chief Financial Officer and Treasurer of the Company.

(5) Mr. DeLatte's salary and bonus are paid to him in Dutch Guilders. For purposes of this table, salary and bonus have been converted to U.S. Dollars at the appropriate exchange rate in accordance with the Company's agreement with Mr. DeLatte.

(6) Mr. Wickes became an executive officer in May 1994. Includes software royalties paid to Mr. Wickes by the Company of approximately $1,208 in the 3-month period ended June 30, 1994 and $3,452 in fiscal 1994.

(7) Mr. Dearborn became an executive officer in May 1994. Includes various sales commissions paid to Mr. Dearborn by the Company of approximately $9,153 in the 3-month period ended June 30, 1994 and $37,042 in fiscal 1994.

GRANTS OF OPTIONS AND STOCK APPRECIATION RIGHTS ("SARS")

     The following table sets forth details regarding stock options granted to the named executive officers listed in the Summary Compensation Table during the fiscal 1996. In addition, there are shown the "option spreads" that would exist for the respective options granted based upon assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term. The Company granted no SARs in fiscal 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                ----------------------------------------------------    POTENTIAL REALIZABLE
                                               PERCENT OF                                 VALUE AT ASSUMED
                                                 TOTAL                                    ANNUAL RATES OF
                                                OPTIONS/      EXERCISE                      STOCK PRICE
                                 OPTIONS/         SARS           OR                       APPRECIATION FOR
                                   SARS        GRANTED TO       BASE                     OPTION TERM(2)(3)
                                GRANTED(1)    EMPLOYEES IN     PRICE      EXPIRATION    --------------------
             NAME                  (#)        FISCAL YEAR      ($/SH)        DATE        5%($)       ($)10%
------------------------------  ----------    ------------    --------    ----------    --------    --------
J. Paul Grayson...............    40,000          6.61%        $12.25       11-9-00     $135,378    $299,150
Herman DeLatte................    20,000          3.30%        $12.25       11-9-00     $ 67,689    $149,575
Gregory A. Peters.............    25,000          4.13%        $12.25       11-9-00     $ 84,611    $186,969
Grant D. Wickes...............        --             --            --            --           --          --
John E. Dearborn..............    20,000          3.30%        $12.25       11-9-00     $ 67,689    $149,575

---------------

(1) All of the options granted to executives were granted under the Company's Stock Option Plan.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock, overall market conditions and the executive's continued employment with the Company. The amounts represented in this table may not necessarily be achieved.

(3) Options vest generally in increments of 25% annually. The options have a term of five years, unless they are exercised or expire upon certain circumstances set forth in the Stock Option Plan, including retirement, termination in the event of a change in control, death or disability.

EXERCISES OF OPTIONS AND SARS

     The following table sets forth information with respect to the named executive officers concerning the exercise of options during fiscal 1996, and unexercised options held as of June 30, 1996. No SARs were exercised by the named executive officers during fiscal 1996.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       FISCAL YEAR END OPTION/SAR VALUES

                                                                                             VALUE OF
                                                                         NUMBER OF         UNEXERCISED
                                         NUMBER OF                      UNEXERCISED        IN-THE-MONEY
                                          SHARES                       OPTIONS/SARS        OPTIONS/SARS
                                         ACQUIRED                      AT FY-END (#)      AT FY-END ($)
                                            ON            VALUE        EXERCISABLE/        EXERCISABLE/
                 NAME                   EXERCISE(#)     REALIZE($)     UNEXERCISABLE     UNEXERCISABLE(1)
--------------------------------------  -----------     ----------     -------------     ----------------
J. Paul Grayson.......................          0        $    0.00        0/40,000        $ 0.00/$ 95,000
Herman DeLatte........................     50,000        $ 444,156        0/80,000        $ 0.00/$530,406
Gregory A. Peters.....................     50,000        $ 430,875        0/75,000        $ 0.00/$459,000
Grant D. Wickes.......................     21,063        $ 180,965        0/28,937        $ 0.00/$227,332
John E. Dearborn......................     17,881        $ 164,530        0/32,250        $ 0.00/$147,406

---------------

(1) Values are stated based upon the closing price of $14.625 per share of the Company's common stock on the NASDAQ/NMS on June 30, 1996, the last trading day of fiscal 1996.

EMPLOYMENT CONTRACTS

     The Company has entered into agreements with John E. Dearborn, Herman DeLatte, J. Paul Grayson, Robert Gutekunst, Kurt A. Haug, Jeffrey Lewis, Larry Morris, R. Edwin Pearce, Gregory A. Peters (see "Certain Transactions" below for a description of Mr. Peters' severance agreement with respect to his leaving the employ of the Company in September 1996), Laurent Raynaud, Douglas Richard and Grant D. Wickes, which agreements provide for such officer's continued employment by the Company upon the occurrence of a Change in Control. These Agreements expire two years after the date of a Change in Control and require the Company to pay such officers, if their employment is terminated by (i) the Company without cause or (ii) such officer, as a result of a reduction in his respective base salary, potential earnings under a performance based bonus plan, any material employee benefit, or in the nature or scope of his respective duties (or the relocation of the Company's principal offices to a location outside of the Dallas/Fort Worth area with respect to Messrs. DeLatte and Haug), a sum equal to (i) one and one-half times Messrs. DeLatte's, Peter's and Grayson's highest base annual salary with the Company and (ii) one times Messrs. Dearborn's, Gutekunst's, Haug's, Lewis', Morris, Pearce's Raynaud's, Richard's and Wickes' highest base annual salary with the Company. Additionally, in the event such officer's employment with the Company is terminated under the circumstances described above following a Change in Control, they would also be entitled to the continuation of medical, dental, disability and life insurance benefits for a period of twelve months and the acceleration and/or immediate vesting of all stock options and restricted stock awards then outstanding. The Company has also agreed to pay the moving and related expenses of Douglas Richard's relocation from Los Angeles, California to Dallas, Texas, and has paid $30,960 to date related thereto.

COMPENSATION OF DIRECTORS

     For information on compensation paid to directors of the Company during fiscal 1996, see Item 1 "Election of Directors."

                              CERTAIN TRANSACTIONS

     The Company entered into a severance agreement with Stephen C. Nesbit, former Vice President, Sales and Marketing, whereby he resigned his positions with the Company effective September 16, 1994. Under the terms of the severance agreement, Mr. Nesbit became eligible to receive severance benefits in the aggregate amount of $150,000, of which $75,000 was paid upon execution of the severance agreement, and $75,000 was payable over a twelve month period. Additionally, pursuant to the terms of the severance agreement, the Company forgave the payment of an unsecured promissory note in the principal amount of $12,870, plus interest, from Mr. Nesbit to the Company. The Company also agreed to pay Nesbit a bonus in the amount of $11,250 in accordance with the terms of Nesbit's offer letter of January 24, 1994, and to pay Nesbit an amount ($32,750) equal to the federal income tax due on the non-deductible portion of relocation expenses previously paid to Nesbit by the Company, in connection with Nesbit's relocation to Dallas, Texas.

     The Company entered into a severance agreement on February 10, 1995, with Gordon M. Tucker, who was replaced as the Company's President and Chief Executive Officer on July 19, 1994. Under the severance agreement, Mr. Tucker received severance benefits of approximately $381,000. On May 31, 1994, Mr. Tucker became indebted to the Company for the principal sum of $325,000. Such indebtedness was incurred by Mr. Tucker in connection with his purchase of a primary residence. The promissory note underlying this loan was secured by a second mortgage on Mr. Tucker's primary residence. Interest on the promissory note was payable annually as it accrued at a per annum rate of 4.85%. The outstanding principal balance of the promissory note was payable in full in one lump sum payment no later than June 1, 2002, provided, that upon the occurrence of an event of default, which includes Mr. Tucker's acceptance of an offer of employment extended by a third party, the entire unpaid balance of principal and accrued interest under the promissory note became due and payable. In August 1995, Mr. Tucker repaid all principal and interest due and owing on the note, and the Company released all security given therefor.

     The Company entered into an agreement with Gregory A. Peters, former Chief Financial Officer and Treasurer, with respect to his voluntary resignation from the Company effective September 30, 1996. Under the terms of the severance agreement, Mr. Peters was paid his base salary and pro rata bonus through September 30, 1996, in consideration for assisting in the transition of the new Chief Financial Officer, and may thereafter provide continued consulting services to the Company on terms mutually agreed, including compensation.

     During fiscal 1996, the Company made loans to the following officers and directors of the Company: J. Paul Grayson, Herman DeLatte and Gregory A. Peters, each in the principal amount of $357,000, and Robert S. Miller in the principal amount of $86,000. The loans bore interest at the rate of 8.75% and were made for the purpose of financing the purchase of Common Stock of the Company. Each loan was refinanced during fiscal 1996 through bank loans that were guaranteed by the Company, each bearing interest at the bank's prime rate (8.25% at June 30, 1996) plus 0.5%. As of June 30, 1996, the Company had guaranteed $1,157,000 of such loans. Subsequent to June 30, 1996, the loans were repaid or other collateral was substituted for the Company's guarantee, thereby relieving the Company of all liability on its guarantee of such loans. Subsequent to the end of fiscal 1996, the Company loaned Seymour Merrin the principal amount of $99,149 at an interest rate of 8.75%, which has been repaid to the Company except for $5,651.

                    REPORT OF THE COMPENSATION COMMITTEE AND
                STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of all of the Company's non-employee directors, Messrs. Eugene P. Beard, Robert Kamerschen, Seymour Merrin, Robert S. Miller and David S. Gergacz. The Committee is responsible for setting the salary of the President and Chief Executive Officer of the Company, recommending to the full Board of Directors compensation arrangements for the President and Chief Executive Officer and advising the President and Chief Executive Officer on compensation for other key executives. All recommendations relating to awards of stock options and restricted stock to the Company's executive officers are reviewed by, and subject to the approval of the Stock Option Committee of the Board of Directors, which is comprised of the same members as the Compensation Committee.

COMPENSATION POLICIES

     The Company's executive compensation policies, endorsed by the Committee, are designed to provide competitive levels of compensation that integrate pay with the Company's performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. The orientation of executive compensation policies toward Company and divisional performance has been accomplished by the utilization of various performance criteria.

     Compensation is individually set for each executive officer from among a set of components. The primary components of compensation currently being utilized are salary, performance bonuses, stock option grants and, in a limited number of cases, restricted stock grants. In determining compensation for each executive officer and the Chief Executive Officer the Committee does not attribute a specific basis for each component, but rather the Committee's determination focuses on the total compensation package. The Committee believes that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Therefore, the Company has utilized stock-based compensation arrangements in the Company's compensation packages for most of its executive officers.

     The Company also has adopted certain broad-based employee benefit plans in which executive officers are eligible to participate. In addition, the Company has entered into employment and/or change in control agreements with various key executives. See "Employment Contracts" for the named executive officers as described in this Proxy Statement.

     The Committee has not yet had to consider the possible effect on the Company's compensation policies of the treatment, under the federal Revenue Reconciliation Act of 1993, of annual compensation exceeding $1 million paid to any individual executive officer as no individual executive officer received annual compensation exceeding $1 million in fiscal 1996.

RELATIONSHIP OF COMPANY PERFORMANCE TO EXECUTIVE COMPENSATION

     Compensation paid to the Company's named executive officers in fiscal 1996, as reflected in the Summary Compensation Table, consisted primarily of base salary, performance bonuses and stock option grants.

     The Company utilizes an annual competitive pay analysis of software companies compiled by an independent nationally recognized compensation and benefits consulting firm (the "Independent Consultant"), as well as measurements of both corporate and individual performance in setting combined compensation for its executive officers. The software companies compiled by the independent consultant include some, but not all of the companies contained in the Media General Peer Group SIC Code 7372 Index (see "Stock Performance Graph"). The Company utilized the competitive pay analysis to determine combined compensation levels for its executive officers. The Committee believes that the compensation paid to the Company's executive officers and Chief Executive Officer falls within the median of the companies represented in the competitive pay analysis utilized. The amount of the performance bonus earned by some executive officers is based on measures of corporate performance, such as target versus actual consolidated quarterly earnings, annual sales and pre-tax income of the business unit for which the executive officer is responsible. Subjective considerations of individual performance are also considered in establishing base salaries and, to various extents, performance bonuses, including the executive officer's initiative and contribution to overall corporate performance the executive officer's managerial performance and the executive officer's successful accomplishment of any special projects. In determining the number of stock option grants to make to the executive officers (other than the Company's Chief Executive Officer), the Committee takes into account the number of stock options and restricted stock awards presently held by each individual, as well as the exercise price of such stock options.

     Individual performance and experience, as well as the Company's operating performance and the attainment of financial and strategic objectives had an important effect on compensation earned for fiscal 1996 by several of the Company's named executive officers under their performance bonus plans. Under these plans, if various goals were not satisfied, no performance bonus would be payable. If various goals were satisfied, performance criteria would then determine the amount of the bonus earned. When corporate goals are satisfied, performance bonuses were earned by the Company's executive officers. The amount of any performance bonus earned is equivalent to the number of performance goals satisfied, such that the more goals that are satisfied by an executive officer, the larger the performance bonus earned. The Committee subjectively determined that various criteria for fiscal 1996 satisfied the goals (described above) established for certain key executive officers and bonuses were thus paid to these executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Grayson receives an annual salary and is eligible to receive a performance bonus. The Committee's general approach in setting Mr. Grayson's annual compensation is to set compensation levels in accordance with the policies set forth in this report. Specifically, the Committee's objective is to correlate Mr. Grayson's compensation with the performance of the Company, while seeking to keep his compensation competitive with that provided by comparable companies.

    COMPENSATION COMMITTEE:                               STOCK OPTION COMMITTEE:
    Eugene P. Beard                                       Eugene P. Beard
    Robert Kamerschen                                     Robert Kamerschen
    Seymour Merrin                                        Seymour Merrin
    Robert S. Miller                                      Robert S. Miller
    David S. Gergacz                                      David S. Gergacz

                            STOCK PERFORMANCE GRAPH

     The graph below compares the five-year cumulative return of the Company's Common Stock with the Media General Peer Group SIC Code 7372 Index (Software Companies) and the NASDAQ-NMS Index from July 1, 1991 to June 30, 1996.

                             [PERFORMANCE GRAPH]


                     1991       1992       1993       1994     1995      1996
                     ----       ----       ----       ----     ----      ----
MICROGRAFX, INC.     100       195.82      70.37      79.55    102.50    178.99
INDUSTRY INDEX       100       142.06     187.88     206.00    350.37    471.98
BROAD MARKET         100       107.75     132.27     145.04    170.11    214.14


   (Assumes $100 invested on July 1, 1991 and that dividends are reinvested.)

     Upon request and without charge, the Company will provide shareholders with a list of the companies included in the Media General Peer Group SIC Code 7372 Index.

                                 OTHER BUSINESS

     Management knows of no business other than that previously disclosed herein that will be brought before the meeting. If, however, any other matters are properly presented, it is the intention of the persons named in the accompanying form of proxy, if authorized to do so by the proxy, to vote the shares covered by such proxy as in their discretion they may deem advisable.

                           PROPOSALS OF SHAREHOLDERS

     All proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of Micrografx must be received by Micrografx at its principal executive offices on or before June 3, 1997, for inclusion in the Company's Proxy Statement relating to that meeting.

                                    GENERAL

     The information contained in this Proxy Statement in the sections entitled "Report of Compensation Committee and Stock Option Committee on Executive Compensation" and "Stock Performance Graph" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

                                            By Order of the Board of Directors

                                            J. Paul Grayson
                                            Chairman of the Board

October 1, 1996
Richardson, Texas

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PROXY                           MICROGRAFX, INC.
                                1303 E. ARAPAHO
                            RICHARDSON, TEXAS 75081

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints J. Paul Grayson and R. Edwin Pearce, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of the common stock of Micrografx, Inc. (the "Company"), held of record by the undersigned on September 16, 1996, at the Annual Meeting of Shareholders of the Company to be held on November 7, 1996, and any adjournment(s) thereof.

    1. ELECTION OF DIRECTORS

    / /  FOR all nominees listed below              / /  WITHHOLD AUTHORITY
         (except as marked to the                        to vote for all nominees
         contrary)                                       listed
         Eugene P. Beard, Seymour Merrin, Robert Kamerschen, J. Paul Grayson, David S. Gergacz, Robert S. Miller

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

    2. Proposal to approve and adopt the amendment to the Micrografx, Inc. 1995 Director Stock Option Plan.

              FOR                       AGAINST                    ABSTAIN
              / /                         / /                        / /

    3. Proposal to ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending June 30, 1997.

              FOR                       AGAINST                    ABSTAIN
              / /                         / /                        / /

    4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

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

--------------------------------------------------------------------------------

    THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 4.

                                           Please execute this proxy as your
                                           name appears hereon. When shares are
                                           held by joint tenants, both should
                                           sign. When signing as attorney,
                                           executor, administrator, trustee or
                                           guardian, please give full title as
                                           such. If a corporation, please sign
                                           in full corporate name by the
                                           president or other authorized
                                           officer. If a partnership, please
                                           sign in partnership name by
                                           authorized person.

                                           Date                           , 199
                                                --------------------------


                                           -------------------------------------
                                                        (Signature)


                                           -------------------------------------
                                                (Signature if held jointly)

                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

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